Exhibit 10.01.1


                            Modification Agreement


     Modification Agreement made as of this 1st day of March, 1997 by and between Eastco Industrial Safety Corp., a New York corporation with offices at 130 West 10th Street, Huntington Station, New York 11746 (hereinafter referred to as the "Employer") and Alan E. Densen, an individual residing at 325 Doral Court, Jericho, New York 11753, (hereinafter referred to as the "Employee").

     Whereas, the Employee has entered into an employment agreement with the Employer dated as of July 1, 1995 (the "Agreement"); and

     Whereas, the parties desired to amend the Agreement.

     Now Therefore, in consideration of the promises and mutual covenants hereinafter set forth, it is agreed as follows:

     1. The first "Whereas" clause and Section 1 of the Agreement is hereby amended to change the corporate position of the Employee from President to Senior Vice-President.

     2. Section 4 a.(i) of the Agreement is amended to change the first sentence in the Agreement to provide that the Employee shall be paid a minimum of $133,000 through and including June 30, 1997.

     3. Section 10 of the Agreement is amended to provide that the first sentence of Section 10 a.(ii) is amended to change 120 days during any twelve-month period to any 6 months in any consecutive 24 month period.

     4. Except as modified hereunder the Employment Agreement of July 1, 1995 shall continue in full force and effect.

     In Witness Whereof, the undersigned have executed this Agreement as of the day and year first above written.

                                   EASTCO INDUSTRIAL SAFETY CORP.

                                   By: /s/ ANTHONY P. TOWELL
                                       ---------------------
                                        ANTHONY P. TOWELL


                                   By:/s/ ALAN E. DENSEN
                                      -------------------
                                       ALAN E. DENSEN, Employee